Exhibit 1.3

APPROVED BY EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING OF OPEN JOINT-STOCK COMPANY “MOBILE TELESYSTEMS” JUNE 24, 2014 MINUTES NO. 33

Alterations and amendments to the Charter

of the Open Joint-Stock Company “Mobile TeleSystems”

Add the following subparagraphs to paragraph 1.10 of the Charter of Mobile TeleSystems OJSC “Information on reorganizations and legal succession of the Company”:

“(50) The Company is a full legal successor to all rights and obligations of the Closed Joint-Stock Company “Elf” (registered by the Inspectorate of the Federal Tax Service for Belgorod on December 27, 2013 and entered into the Uniform State Register of Legal Entities on December 27, 2013 by the Inspectorate of the Federal Tax Service for Belgorod under Primary State Registration Number 1133123025310) reorganized by the way of merger into Open Joint Stock Company “Mobile TeleSystems”;

(51) The Company is a full legal successor to all rights and obligations of the Closed Joint-Stock Company “EFCOM” (registered by the Inspectorate of the Federal Tax Service for Belgorod on December 27, 2013 and entered into the Uniform State Register of Legal Entities on December 27, 2013 by the Inspectorate of the Federal Tax Service for Belgorod under Primary State Registration Number 1133123025309), reorganized by the way of merger into Open Joint Stock Company “Mobile TeleSystems”;

(52) The Company is a full legal successor to all rights and obligations of the Closed Joint-Stock Company “Pilot” (registered by the Inter-district Inspectorate of the Federal Tax Service No. 5 for the Kursk Region on December 30, 2013 and entered into the Uniform State Register of Legal Entities on December 30, 2013 by the Inter-district Inspectorate of the Federal Tax Service No. 5 for the Kursk Region under Primary State Registration Number 1134611001249) reorganized by the way of merger into Open Joint Stock Company “Mobile TeleSystems”;

(53) The Company is a full legal successor to all rights and obligations of the Closed Joint-Stock Company “TVK and K Firm” (registered by the Inter-district Inspectorate of the Federal Tax Service No. 5 for the Kursk Region on December 30, 2013 and entered into the Uniform State Register of Legal Entities on December 30, 2013 by the Inter-district Inspectorate of the Federal Tax Service No. 5 for the Kursk Region under Primary State Registration Number 1134611001250) reorganized by the way of merger into Open Joint Stock Company “Mobile TeleSystems”;

(54) The Company is a full legal successor to all rights and obligations of the Closed Joint-Stock Company “Zheleznogorsk City Telephone Communications” (registered by the Inter-district Inspectorate of the Ministry of Taxation  of Russia No. 3 for the Kursk Region on February 18, 2004 and entered into the Uniform State Register of Legal Entities on February 18, 2004 by the Inter-district Inspectorate of the Ministry of Taxation No. 3 for the Kursk Region under Primary State Registration Number 1044677000587) reorganized by the way of merger into Open Joint Stock Company “Mobile TeleSystems”;

(55) The Company is a full legal successor to all rights and obligations of the Closed Joint-Stock Company “Intercom” (registered by the Inter-district Inspectorate of the Federal Tax Service No.4 for the Republic of Mari-El on January 27, 2014 and entered into the Uniform State Register of Legal Entities on January 27, 2014 by the Inter-district Inspectorate of the Federal Tax Service No.4 for the Republic of Mari-El under Primary State Registration Number 1141224000114);

(56) The Company is a full legal successor to all rights and obligations of the Open Joint-Stock Company “TVT Television and Radio Broadcasting Company” (registered by the Kazan Branch No.1 of the State Registration Chamber at the Ministry of Justice of the Republic of Tatarstan on September 24, 1999 and entered into the Uniform State Register of Legal Entities on November 30, 2002 by the Inspectorate of the Ministry of Taxation of Russia for the Soviet District of Kazan, Republic of Tatarstan under Primary State Registration Number 1021603629838) reorganized by the way of merger into Open Joint Stock Company “Mobile TeleSystems”;

(57) The Company is a full legal successor to all rights and obligations of the Closed Joint-Stock Company “Cascade-TV” (registered by the State Enterprise Saratov Regional Registration Center on November 09, 1999 and entered into the Uniform State Register of Legal Entities on August 06, 2002by the Inspectorate

of the Ministry of Taxation of Russia under Primary State Registration Number 1026403340050) reorganized by the way of merger into Open Joint Stock Company “Mobile TeleSystems”;

(58) The Company is a full legal successor to all rights and obligations of the Closed Joint-Stock Company “Kuznetsktelemost” (registered by the  Inspectorate of the Federal Tax Service for the Central District of Novokuznetsk, Kemerovo Region, on June 18, 2012 and entered into the Uniform State Register of Legal Entities on,  June 18, 2012by the  Inspectorate of the Federal Tax Service for the Central District of Novokuznetsk, Kemerovo Region under Primary State Registration Number 1124217005021) reorganized by the way of merger into Open Joint Stock Company “Mobile TeleSystems”;

(59) The Company is a full legal successor to all rights and obligations of the Closed Joint-Stock Company “System of Telecommunications, Informatics and Communication” (registered by the Inter-district Inspectorate of the Federal Tax Service No. 46 for Moscow City on January 20, 2014 and entered into the Uniform State Register of Legal Entities on January 20, 2014 by the Inter-district Inspectorate of the Federal Tax Service No.46 for Moscow City under Primary State Registration Number 1147746024799) reorganized by the way of merger into Open Joint Stock Company “Mobile TeleSystems”;

(60) The Company is a full legal successor to all rights and obligations of the Closed Joint-Stock Company “Tovarnie znaki” (registered by the Inter-district Inspectorate of the Federal Tax Service No. 46 for Moscow City on March 25, 2014 and entered into the Uniform State Register of Legal Entities on March 25, 2014 by the Inter-district Inspectorate of the Federal Tax Service No.46 for Moscow City under Primary State Registration Number 1147746322690) reorganized by the way of merger into Open Joint Stock Company “Mobile TeleSystems”.

President
Mobile TeleSystems
Open Joint Stock Company	A.A. Dubovskov